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                                                                      Exhibit 11


                    STANDARD PACIFIC CORP. AND SUBSIDIARIES


                        EARNINGS PER SHARE CALCULATIONS
                FOR THE NINE MONTH AND THREE MONTH PERIODS ENDED
                          SEPTEMBER 30, 1997 AND 1996



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                                                               Nine Months Ended                   Three Months Ended
                                                                 September 30,                        September 30,
                                                        ---------------------------------     ------------------------------------
                                                              1997             1996                1997                  1996
                                                        ---------------   ---------------     --------------       ---------------

Primary Earnings Per Common
  and Equivalent Share:

 Income from continuing operations                          $14,596,000      $  4,658,000       $  6,874,000          $  2,497,000
 Income (loss) from discontinued operations                     829,000           151,000            367,000              (472,000)
                                                        ---------------   ---------------     --------------       ---------------
 Net income                                                 $15,425,000      $  4,809,000       $  7,241,000          $  2,025,000
                                                        ===============   ===============     ==============       ===============

Common and equivalent shares:
   Average shares outstanding                                29,476,413       30,060,281          29,508,917            30,060,281
   Equivalent shares                                            273,222            4,981             326,278                 3,530
                                                        ---------------   ---------------     --------------       ---------------
     Total                                                   29,749,635       30,065,262          29,835,195            30,063,811
                                                        ===============   ===============     ==============       ===============

Primary Earnings Per Share:
 Income from continuing operations                          $      0.49      $      0.15         $      0.23           $      0.08
 Income (loss) from discontinued operations                        0.03             0.01                0.01                 (0.01)
                                                        ---------------   ---------------     --------------       ---------------
 Primary Earnings Per Share                                 $      0.52      $      0.16         $      0.24           $      0.07
                                                        ===============   ==============      ==============       ===============

Fully Diluted Earnings Per Common
  and Equivalent Share:

  Common and equivalent shares:
   Average shares outstanding                                29,476,413       30,060,281          29,508,917            30,060,281
   Equivalent shares                                            336,106            4,981             326,278                 3,530
                                                        ---------------   --------------      --------------       ---------------
     Total                                                   29,812,519       30,065,262          29,835,195            30,063,811
                                                        ===============   ==============      ==============       ===============

Fully Diluted Earnings Per Share:
 Income from continuing operations                          $      0.49      $      0.15         $      0.23           $      0.08
 Income (loss) from discontinued operations                        0.03             0.01                0.01                 (0.01)
                                                        ---------------   --------------      --------------       ---------------
 Fully Diluted Earnings Per Share                           $      0.52      $      0.16         $      0.24           $      0.07
                                                        ===============   ==============      ==============       ===============

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